UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                              ----------------

                                SCHEDULE 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                              September 9, 1997


                              WASTEMASTERS, INC.
            (Exact name of registrant as specified in its charter)


    Maryland                      0-12914                     52-1507818
 (State or other                (Commission                  (IRS Employer
 jurisdiction of                  File No.                 Identification No.)
of incorporation)


                          PROMENADE II, SUITE 2545
                1230 PEACHTREE STREET, ATLANTA, GEORGIA 30309
             (Address of principal executive offices)(Zip Code)

                              (404) 881-5775
            (Registrant's telephone number, including area code)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

        (a) Continental Investment Corporation, a publicly-traded corporation engaged in the waste disposal business, purchased 4,500,000 shares of newly-issued Common Stock and 5,000,000 shares of newly-issued Series A Preferred Stock of WasteMasters, Inc. directly from WasteMasters, Inc. Such shares comprise 12.9% of the total number of shares of WasteMasters Common Stock that are currently outstanding and 100% of the total number of shares of WasteMasters Series A Preferred Stock that are currently outstanding. Each share of Preferred Stock is entitled to one vote on any matter on which shareholders will vote, and is convertible into 5.1 shares of WasteMasters Common Stock. If Continental were to fully convert the Series A Preferred into Common Stock, Continental would then own approximately 49% of the total number of shares of WasteMasters Common Stock that would then be outstanding. The consideration paid to WasteMasters, Inc. for the WasteMasters Common Stock and Preferred Stock was the issuance by Continental to WasteMasters of 300,000 shares of Continental Investment Corporation Common Stock, par value $0.50 per share, valued for the purposes of this transaction at $23.50 per share.

        (b) Continental Investment Corporation also purchased from WasteMasters, Inc., 100% of the issued and outstanding shares of two corporations which had been wholly-owned subsidiaries of WasteMasters, Inc. Such corporations, Trantex, Inc. (which owns a landfill site in Kirksville, Missouri) and WasteMasters of Georgia, Inc.(which owns a landfill site in Walker County, Georgia) are now wholly-owned subsidiaries of Continental Technologies Corporation of Georgia, which is itself a wholly-owned subsidiary of Continental Investment Corporation. The consideration paid to WasteMasters, Inc. for the Trantex, Inc. stock and the WasteMasters of Georgia, Inc. stock was the issuance by Continental to WasteMasters of 100,000 shares of Continental Investment Corporation Common Stock, par value $0.50 per share and an option to purchase up to 100,000 additional shares of Continental Common Stock for a period of five (5) years at an exercise price of $23.00 per share.

        (c) In addition, a Warrant for the Purchase of Shares of WasteMasters Common Stock was issued by WasteMasters, Inc. to Continental Investment Corporation giving Continental the option, exercisable until August 29, 1999, to acquire up to 100 million shares of WasteMasters Common Stock in exchange for up to 1 million shares of Continental Common Stock.

        (d) The 400,000 shares of Common Stock of Continental Investment Corporation that are currently owned by WasteMasters, Inc. comprise approximately 3.3% of the total number of shares of Continental Investment Corporation Common Stock that are currently outstanding.

        (e) In the event that Continental exercises in full its Warrant and fully converts its WasteMasters Preferred Stock into WasteMasters Common Stock, Continental would own approximately 81% of the then issued and outstanding shares of Common Stock of WasteMasters on a fully diluted basis and WasteMasters would own approximately 10.6% of the then issued and outstanding shares of Continental on a fully diluted basis.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

        Any financial statements that may be required by this item will be filed by amendment not later than 60 days from the date of filing of this initial Form 8-K.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        September 24, 1997

                               WASTEMASTERS, INC.

                               By: /S/ R. Dale Sterritt, Jr.
                                   --------------------------
                                   R. Dale Sterritt, Jr.
                                   Chairman of the Board